UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2025

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐ ¨

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Senior Executive Short-Term Incentive Plan for Fiscal Year 2025

On April 14, 2025, the Human Capital and Compensation Committee of our Board of Directors established the performance criterion and goals for, and target amounts payable under, our Senior Executive Short-Term Incentive Plan, as amended by its determinations for fiscal year 2026 (the “STIP”), for Gregory Woods, our President and Chief Executive Officer, Thomas DeByle, our Vice President, Chief Financial Officer and Treasurer, and Michael Natalizia, our Chief Technology Officer and Vice President of Strategic Technical Alliances. We refer to Messrs. Woods, DeByle and Natalizia collectively as the participants.

The following table sets forth, for each of the participants, the percentage of base salary (the “Target Award Percentage”) that will constitute the participant’s aggregate target award under the STIP for fiscal year 2026.

Name	Target Award Percentage for Fiscal Year 2026
Gregory Woods	80%
Thomas DeByle	45%
Michael Natalizia	35%

The amounts payable under the STIP for fiscal year 2026 to each of the participants are based on the achievement of corporate performance goals related to our fiscal year 2026 adjusted EBITDA.

The bonus earned by each participant under the STIP for fiscal year 2026 will be calculated as follows:

•

No bonus will be paid unless our fiscal year 2026 adjusted EBITDA exceeds a threshold established by the Compensation Committee. If our fiscal year 2026 adjusted EBITDA equals the threshold, 50% of the target bonus amount will be determined through linear interpolation. If our fiscal year 2026 adjusted EBITDA equals the adjusted EBITDA target established by the Compensation Committee, 100% of the target bonus will be paid. If our fiscal year 2026 adjusted EBITDA falls between the threshold and the target, the bonus amount will be determined through linear interpolation. An incremental bonus of up to 100% of each participant’s total STIP target bonus will be paid if our fiscal year 2026 adjusted EBITDA falls between the adjusted EBITDA target and an enhanced target established by the Compensation Committee. If our fiscal year 2026 adjusted

EBITDA falls between the target and the enhanced target, the bonus amount will be determined through linear interpolation. No further bonus will be paid for exceeding the enhanced target.

For purposes of the STIP, adjusted EBITDA shall be our net income (loss) determined in accordance with United States generally accepted accounting principles, adjusted to exclude interest income (expense), depreciation and amortization, income tax expense (provision), share-based compensation and such other items as may be approved by the Compensation Committee.

All payments and awards will be subject to the other provisions and limitations of the STIP, including:

•	Aggregate annual awards under the STIP may not exceed 15% of our consolidated operating income for the applicable fiscal year, determined without deduction for the payment of awards under the STIP.

•	Aggregate awards earned must be fully accounted for when determining whether a performance goal based upon adjusted EBITDA has been achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: April 18, 2025	By:	/s/ Thomas D. DeByle
Thomas D. DeByle
Vice President, Chief Financial Officer and Treasurer

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